                                                                    Exhibit 10.6
                                                                    ------------

                      COLLABORATION AND LICENSE AGREEMENT

     This Collaboration and License Agreement (the "Agreement") dated as of March 29/th/, 1999, is by and between NEXSTAR PHARMACEUTICALS, INC. ("NeXstar"), having an address of 2860 Wilderness Place, Boulder Colorado 80301 and MEDAREX, INC. ("Medarex") having an address of 1545 Route 22 East, Annandale, New Jersey 08801.

     WHEREAS NeXstar entered into the Regents Option which included an option to negotiate an exclusive license for the Invention, namely Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling;

     WHEREAS exercise of the Regents Option requires NeXstar to engage in certain activities, including:

     (1) Notice to Regents of its election to exercise the Regents Option before March 31, 1999;

     (2) Submission of an acceptable Commercialization Plan to Regents before March 31, 1999;

     (3)  Reimbursement for outstanding past patent costs to Regents; and

     (4) Execution of the Regents License no later than four months following NeXstar's exercise of the Regents Option;

     WHEREAS Medarex possesses expertise in developing drugs for therapeutic uses, particularly the development of antibody drugs;

     WHEREAS NeXstar and Medarex wish to collaborate on the development and commercialization of the Invention with therapeutic agents comprised of antibodies, and possibly Aptamers and small molecules;

     WHEREAS Medarex wishes to obtain and NeXstar wishes to grant to Medarex a sublicense under the Regents License to the Invention for exclusive use with antibodies for all human therapeutic uses permitted by the Regents License;

     WHEREAS NeXstar may pursue development of a CTLA-4 Aptamer and Medarex may wish to obtain and NeXstar wishes to grant to Medarex an option to negotiate an option to license the CTLA-4 Aptamer from NeXstar; and

     WHEREAS NeXstar may initiate or Medarex may request NeXstar to initiate a Small Molecule Program, and Medarex and NeXstar may then negotiate terms to license the small molecule coming out of the Small Molecule Program.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS
     -----------

1.1  Defined Terms - In this Agreement, unless the context otherwise requires:
     -------------

     (a) "Antibody Sublicense" means the sublicense granted under subparagraph 3.1(a).

     (b) "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with NeXstar or Medarex. For purpose of this subparagraph 1.1(b), "control" means:

          (i) In the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares entitled to vote for the election of directors, and

          (ii) In the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such non-corporate entities.

     (c) "Aptamer License Option" means the exclusive option which the parties may negotiate pursuant to the Aptamer Option. If negotiated between the parties pursuant to the Aptamer Option, the Aptamer License Option will be an exclusive option by NeXstar to Medarex to license a CTLA-4 Aptamer successfully developed by NeXstar.

     (d) "Aptamer Option" means the exclusive option granted by NeXstar to Medarex pursuant to paragraph 4.1 to negotiate the terms of the Aptamer License Option.

     (e) "Aptamers" means non-naturally occurring nucleic acid ligands having a specific binding affinity for a target molecule. For the purpose of this Agreement, the target molecule is CTLA-4 and the Aptamers are capable of the Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling.

     (f) "Commercialization Plan" means a written plan prepared by Medarex with assistance from NeXstar pertaining to the development and commercialization of a CTLA-4 antibody containing at least the following criteria:

          [*****]

          A copy of the Commercialization Plan is attached as Exhibit A to this Agreement.

     (g)  "Commercially Reasonable Efforts"[*****]

     (h)  "Confidential Information" shall mean:

          (i) Any proprietary or confidential information or material in tangible form, including but not limited to scientific, technical and/or commercial information and materials and trade secrets, disclosed under this Agreement by NeXstar and/or Medarex that is marked as "Confidential" at the time it is delivered to the Recipient, or

          (ii) Proprietary or confidential information disclosed orally under this Agreement by NeXstar and/or Medarex which is identified as confidential or proprietary when disclosed.

     (i) "CTLA-4 Aptamer" means an Aptamer to CTLA-4 (including without limitation, truncates, point mutations and chimeras of the Aptamers) developed by NeXstar.

     (j) "Disclosing Party" means either NeXstar or Medarex, whichever is disclosing Confidential Information in the particular circumstance.

     (k) "Effective Date" means the effective date of this Agreement, set forth in the first paragraph of this Agreement.

     (l) "Evolutionary Chemistry Technology" includes all NeXstar technology necessary or useful for the generation of starting libraries for the Evolutionary Chemistry process or necessary or useful for the generation, development and commercialization of compounds generated and identified through the Evolutionary Chemistry process in accordance with the invention described in U.S. Patent No. 5,732,289. Evolutionary Chemistry Technology includes, but is not limited to:

          (i) The patents and patent applications listed in Exhibit B to this Agreement,

          (ii) Any patents and patent applications which may be filed and which relate to the generation of starting libraries for the Evolutionary Chemistry process or which relate to the generation, development and commercialization of

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                compounds generated and identified through the Evolutionary Chemistry process,

          (iii) Any and all continuations, continuations-in-part, divisionals, reissues or re-examinations of or to the patents and patent applications listed at clauses (i) and (ii) which have been or may be filed and which relate to the generation of starting libraries for the Evolutionary Chemistry process or which relate to the generation, development and commercialization of compounds generated and identified through the Evolutionary Chemistry process, and

          (iv) All corresponding foreign applications and patents which have been or may be filed and which relate to the generation of starting libraries for the Evolutionary Chemistry process or which relate to the generation, development and commercialization of compounds generated and identified through the Evolutionary Chemistry process.

     (m) "Infringement" means any patent infringement of the Licensed Patents by a product in the Sublicensed Field of Use.

     (n) "Infringement Notice" means the prompt written notice from one party to the other if one party becomes aware of an Infringement.

     (o) "Invention" means the inventions described in "Blockade of T-Lymphocyte Down-Regulation Associated with CTLA-4 Signaling" as described in Regents' Case No. B96-002.

     (p)  [*****]

     (q) "Licensed Method" means any method or process that is covered by the Licensed Patent Rights, or any method or process the use or practice of which would constitute an infringement of any pending claims (were they to issue) to issued claims within the Licensed Patent Rights.

     (r) "Licensed Patent Rights" shall have the same meaning as Regents Patent Rights under the Regents Option, namely:

          (i) The U.S. Continuation-in-Part application entitled "Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling," serial number 08/566,853 (U.C. Case No.: B96-002-2) filed on December 4, 1995,

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                by Drs. James P. Allison, Dana R. Leach and Matthew Krummel of the University of California at Berkeley and assigned to Regents, that claims priority to Serial Number 08/506,666 (U.C. Case No.: B96-002-1, now abandoned) filed on July 25, 1995,

          (ii) The U.S.. Continuation-in-Part application entitled, "Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling," serial number 08/646,605 (U.C. Case No.: B96-002-3) filed May 8, 1996, by Drs. James P. Allison, Dana R. Leach and Matthew Krummel of the University of California at Berkeley and assigned to Regents and issued as U.S. Patent No. 5,811,097, that is a CIP of Serial Number 08/566,853, which is a U.S. CIP of 08/506,666,

          (iii) The U.S. Continuation-in-Part application entitled, "Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling," serial number 08/760,288 (U.C. Case No.: B96-002-4) filed December 4, 1996, by Drs. James P. Allison, Dana R. Leach and Matthew Krummel of the University of California at Berkeley and assigned to Regents,

          (iv) PCT International Patent application, Serial Number US96/19375 filed on December 4, 1996, by Drs. James P. Allison, Dana R. Leach and Matthew Krummel and assigned to Regents (U.C. Case No. B93-002/PCT) that claims the convention priority benefits of:
                U.S. Patent Application Serial No. 08/566,853 dating from the U.S. filing date of December 4, 1995, and U.S. Patent Application Serial No. 08/646,605 dating from the U.S. filing date of May 8, 1996, and

          (v) All other international patents and patent applications, and/or any divisions, continuations, reissues and claims in continuations-in-part that are (a) entitled to the priority filing date of Serial Numbers 08/506,666, 08,566,853, 08/646,605 or 08/760,288 and (b) are claimed or described in Serial Numbers 08/506,666, 08/566,853, 08/646,605 or 08/760,288.

     (s) "Litigation" means a proceeding in respect of an Infringement, including, without limitation, a proceeding before the United States Patent and Trademark Office, the European Patent Office or other regulatory body or litigation in a court of law.

     (t) "Medarex Confidential Information" means Confidential Information, whether belonging to Regents or Medarex, disclosed to NeXstar by or on behalf of Medarex.

     (u) "NDA" shall have the same definition as is included in the Regents License. If no such definition is provided, NDA shall mean a New Drug Application filed with the United States Food and Drug Administration.

     (v) "Net Sales" shall have the same definition with regard to Sublicensed Products under this Agreement as with regard to Licensed Products under the Regents License. If no such definition is provided, "Net Sales" shall mean the invoiced sales price of Sublicensed Products billed to unaffiliated customers, less:

          (i) Actual credited allowances and/or charge-backs for returned product,

          (ii)  Quantity and other trade discounts actually allowed and taken,

          (iii) Sales, value-added and other direct taxes incurred,

          (iv) Customs duties and surcharges and other governmental charges incurred in connection with the exportation or importation of any Sublicensed Product, and

          (v)   Legally mandated rebates.

     (w) "NeXstar Confidential Information" means Confidential Information, whether belonging to Regents or NeXstar, disclosed to Medarex by or on behalf of NeXstar.

     (x) "NeXstar's Option Legal Fees" means fees paid to outside legal counsel by NeXstar of [*****] related to the execution of the Regents Option and evaluation of the Licensed Patent Rights under the Regents Option.

     (y) "Option Fee" means the [*****] fee paid by NeXstar to Regents upon signing of the Regents Option.

     (z) "Publication" means any proposed publication, press release or other such public disclosure, written or oral:

          (i)   Of the terms of this Agreement, or

          (ii) Concerning, relating to or derived from Confidential Information of the other party or use of any Confidential Information of the other party.

     (aa) "Recipient" means either NeXstar or Medarex, whichever is receiving Confidential Information in the particular circumstance.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (bb) "Regents" means the Regents of the University of California, a California corporation whose legal address is 300 Lakeside Drive, Oakland, California 94612-3550, acting through its Office of Technology Licensing, of the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, California 97420-1620.

     (cc) "Regents Foreign Patent Costs" means the costs incurred by Regents in pursuing PCT applications for the Invention and patent prosecution in those countries outside the United States designated by NeXstar under the Regents License, and after the date of execution of the Regents License, as requested in writing by Medarex.

     (dd) "Regents License" means a license agreement to be negotiated from Regents to NeXstar under the Licensed Patent Rights, pursuant to the Regent's Option, granting to NeXstar the right to sublicense to Medarex the rights set forth in this Agreement, including, without limitation, the grant of the Antibody Sublicense in subparagraph 3.1(a).

     (ee) "Regents Option" means the agreement titled Option to Negotiate an Exclusive License between NeXstar Pharmaceuticals, Inc. and the Regents of the University of California for Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling effective April 1, 1998 and expiring March 31, 1999.

     (ff) "Regents Past Patent Costs" means costs incurred by Regents and paid by NeXstar to Regents under the Regents Option for filing, prosecution and maintenance of the Licensed Patent Rights.

     (gg) "Related Patent Costs" means all costs, excluding previously reimbursed Regents Past Patent Costs, or Regents Foreign Patent Costs, incurred by Regents prior to or during the term of the Regents License associated with preparing, filing, protecting and maintaining the Licensed Patent Rights.

     (hh) [*****]

     (ii) "Sublicensed Field of Use" means use of the Sublicensed Products that are antibodies (including without limitation, bispecific antibodies, single chain antibodies and/or immunoconjugated antibodies) for all human therapeutic uses permitted by the Regents License.

     (jj) "Sublicensed Products" means within the Sublicensed Field of Use:

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (i) Any product produced using a Licensed Method, or for use in the practice of a Licensed Method,

          (ii) Any method, process, material or product the manufacture, use or sale of which would be an infringement of any pending claim (were it to issue) or issued claim of the Licensed Patent Rights, or

          (iii) Any material, method, process or product, or part thereof, that:

                (A) Is covered by a valid claim of any issued, unexpired patent within Licensed Patent Rights. A claim within the Licensed Patent Rights shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken, or

                (B) Is covered by any claim being prosecuted in a pending
                    application directed to the Invention (were it to issue).

     (kk) "Sublicensed Territory" means wherever Regents has Licensed Patent Rights.

     (ll) "Sub-licensee" means a third party, including any Medarex Affiliate, to which Medarex has granted a further sublicense to make, have made, use, offer for sale and import under the rights granted under paragraph 3.1 of this Agreement.

     (mm) "Term" shall have the meaning set forth in paragraph 9.1.

1.2  Additional Definitions - Any words defined elsewhere in this Argument shall
     ----------------------
     have the particular meaning assigned thereto.

2.   CONTINGENCY - Except as specified in this Section 2, the terms, conditions,
     -----------
     and obligations set forth in this Agreement are contingent upon NeXstar and Regents executing the Regents License. In conjunction with negotiating the Regents License (unless NeXstar is prohibited in the course of the negotiations), NeXstar shall provide Medarex with copies of proposed drafts of the Regents License so that Medarex may comment upon and assist NeXstar in the negotiation of the Regents License. In the event that NeXstar and Regents fail to enter into the Regents License on or before August 1, 1999 (or such later date as may be acceptable to Medarex) or in the event that the executed Regents License is not reasonably acceptable to Medarex, this Agreement shall be null and void except with regard to the obligations of confidentiality set forth in Section 10. Provided that the form of the Regents License is reasonably acceptable to Medarex, Medarex will acknowledge this acceptability in writing prior to execution by NeXstar of the Regents License.

3.   ANTIBODY SUBLICENSE
     -------------------

3.1  Grant Of Sublicense and License
     -------------------------------

     (a) Sublicense under Regents License - Subject to the government rights described in the Regents License and the provisions of subparagraph 3.1(d), NeXstar grants to Medarex a worldwide, exclusive sublicense under the Regents License to make, have made, use, sell, offer for sale and import the Sublicensed Products in the Sublicensed Field of Use and the Sublicensed Territory for the life of the last to expire patent under the Licensed Patent Rights.

     (b) Mouse Hybridoma License - Subject to the provisions of subparagraph 3.1(d), NeXstar grants to Medarex:

          (i) A worldwide, exclusive license to use and propagate NeXstar's Mouse Hybridoma No. 147.1.33 to make antibodies, and

          (ii) A worldwide, exclusive license to make, have made, use, sell, offer for sale and import Sublicensed Products containing antibodies produced from NeXstar's Mouse Hybridoma No. 147.1.33 in the Sublicensed Field of Use and the Sublicensed Territory.

     (c) Delivery - If NeXstar has not already done so prior to the Effective Date, within five days of the Effective Date, NeXstar shall deliver to Medarex the NeXstar Mouse Hybridoma No. 147.1.33 and all NeXstar technical information relating to the NeXstar Mouse Hybridoma No. 147.1.33.

     (d) Retention of Research Rights - Notwithstanding subparagraphs 3.1(a) and (b) above, the exclusive worldwide sublicenses granted by NeXstar to Medarex under subparagraphs 3.1(a) and (b) shall be subject to a right (non-transferable except pursuant to paragraphs 14.4 and 14.5) retained by NeXstar to use Mouse Hybridoma No. 147.1.33 and the murine antibody produced by Mouse Hybridoma No. 147.1.33 in the Sublicensed Field of Use in the Sublicensed Territory solely for internal non-commercial research purposes.

3.2  Further Sublicenses  - Provided further sublicensing is permitted by the
     -------------------
     Regents License, Medarex shall have the right to grant further sublicenses of any of the rights granted under subparagraphs 3.1(a) and (b), subject to the following terms and conditions:

     (a) Medarex Still Liable - Notwithstanding any sublicense granted by Medarex under this Agreement, Medarex shall remain liable for the performance of all duties and obligations contained in this Agreement.

     (b) Notice - Medarex shall promptly provide NeXstar and the Regents with a copy of each sublicense issued (such copy shall be treated as Medarex Confidential Information and shall not be disclosed to any third party except as permitted by the provisions of Section 10 of this Agreement).

     (c) Payments - Medarex shall collect and guarantee payment of all payments due NeXstar and Regents from Sub-licensees.

     (d) Reports - Medarex shall summarize and deliver all reports due NeXstar and Regents from Sub-licensees.

     (e)  Termination

          (i) Termination of sublicenses under this Agreement shall be governed by the provisions of the Regents License with respect to termination of sublicenses. In the absence of provisions in the Regents License with respect to termination of sublicenses, the provisions of clause (ii) shall apply.

          (ii) Upon termination of this Agreement for any reason, all sublicenses granted by Medarex in accordance with this Agreement will remain subject to the terms of such sublicenses in effect, and shall be assigned to and assumed by NeXstar except that sublicenses which are in a state of material breach as yet uncured by the Sub-licensee shall not be assigned to and assumed by NeXstar. NeXstar shall not be bound by any duties and obligations beyond the duties and obligations assumed by NeXstar in this Agreement.

3.3  Payments and Royalties
     ----------------------

     (a) Reimbursement to NeXstar - Within ten days following the execution of the Regents License in a form reasonably acceptable to Medarex, Medarex shall reimburse NeXstar's out of pocket costs associated with the performance of the terms of the Regents Option in an amount not to exceed [*****]. These out of pocket costs shall be limited to:

          (i)   The [*****] Option Fee under the Regents Option,

          (ii)  Up to [*****] in Regents Past Patent Costs,

          (iii) [*****]  in Regents Foreign Patent Costs, and


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (iv)  [*****] in NeXstar's Option Legal Fees.

     (b) Flow Through License Payments - Medarex shall pay to NeXstar the amounts set out below in this subparagraph (b) required to be paid by NeXstar to Regents under the Regents License. Provided that NeXstar has given Medarex at least ten days advance notice of the date that each payment is due, Medarex shall make the payment to NeXstar at the time these payments are to be paid by NeXstar to Regents (so that there is no out of pocket expense to NeXstar for these payments).

          (i)   All Related Patent Costs,

          (ii) A non-refundable license fee of [*****] at the time of execution of the Regents License in a form reasonably acceptable to Medarex,

          (iii) Milestone payments as follows:

                [******]

     (c)  [*****]

     (d) Royalty Rates - Medarex shall pay NeXstar a [*****] royalty on Net Sales of all Sublicensed Products. Royalties shall be calculated and paid quarterly and shall be due within 60 days following the end of each calendar quarter (or such shorter period of time as is set out in the Regents License). NeXstar shall be responsible for payment to Regents of royalties owing under the Regents License.

     (e) Offsets and Deductions - With respect to running royalties due NeXstar under this Agreement, to the extent that the Regents License contains provisions entitling NeXstar to credit any amounts toward royalties or other payment due Regents or allows any offset against amounts due Regents with respect to payments made to third parties, Medarex shall be entitled to equivalent credits and offsets against amounts due to NeXstar, provided, regardless of any credits or offsets available to Medarex, in no event shall Medarex pay to NeXstar a royalty of less than a [*****] royalty on Net Sales of all Sublicensed Products.

     (f) Penalties - Failure of Medarex to make the payments set out in subparagraphs (b), (c) and (d) above may subject Medarex to penalties specified under the Regents License for failure to make these payments.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURTIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.4  Commercially Reasonable Efforts - Medarex shall use Commercially Reasonable
     -------------------------------
     Efforts in meeting the criteria set forth in the Commercialization Plan attached as Exhibit A, the terms of which are incorporated into this Agreement.

4.   CTLA-4 APTAMER OPTION
     ---------------------

4.1  Aptamer Option - NeXstar grants the Aptamer Option to Medarex. The Aptamer
     --------------
     Option will expire at 11:59 p.m. Mountain Standard Time on that date which is four months after the date of signing of the Regents License. Medarex may exercise the Aptamer Option by written notice to NeXstar, specifying that Medarex wishes to exercise the Aptamer Option and the terms proposed by Medarex for the Aptamer License Option. If Medarex gives notice of exercise of the Aptamer Option, the parties shall immediately meet and use good faith efforts to mutually agree within the four month period of the Aptamer Option to the terms of the Aptamer License Option. The parties agree that any license to the CTLA-4 Aptamer will include, but not be limited to, an up-front sublicense fee, milestones, royalties, reporting and record keeping provisions and due diligence development and commercialization provisions.

4.2  Failure to License
     ------------------

     (a) Third Party Negotiations - If Medarex exercises the Aptamer Option but the parties (both acting reasonably) do not agree before expiry of the four month Aptamer Option period on reasonable terms for a license to the CTLA-4 Aptamer, then NeXstar shall be free (subject to the provisions of subparagraph (b) below) to negotiate with a third party for a license to the CTLA-4 Aptamer.

     (b) Second Right In Favor of Medarex - NeXstar agrees that it will not license the CTLA-4 Aptamer to a third party on terms substantially more favorable than the terms discussed with Medarex under paragraph
          4.1 without giving Medarex an opportunity to license the CTLA-4
          Aptamer on the more favorable terms.   NeXstar shall give written
          notice of the more favorable terms for a license to the CTLA-4 Aptamer to Medarex. Medarex shall have ten days from this written notice to exercise this second right (Medarex must give written notice to NeXstar within this ten day period in order to exercise this right). This second right shall only be a "yes/no" right, with no right to negotiate terms. If Medarex does agree to license the CTLA-4 Aptamer pursuant to the second right contained in this subparagraph (b), then NeXstar and Medarex shall promptly enter into a license for the CTLA-4 Aptamer on the more favorable terms. If Medarex does not agree to license the CTLA-4 Aptamer pursuant to the second right contained in this subparagraph (b), then NeXstar shall be free to license or otherwise exploit the CTLA-4 Aptamer as

          NeXstar determines in its sole discretion, without further consultation with or obligation to Medarex.

5.   SMALL MOLECULE OPTION
     ---------------------

5.1  NeXstar Undertaking - If during the Term NeXstar undertakes a Small
     -------------------
     Molecule Pro-ram, NeXstar shall promptly notify Medarex in writing. Medarex shall then have an option for a period of six months from the date of such notice from NeXstar to participate in the Small Molecule Program under terms to be agreed by the parties under paragraph 5.3 below. Medarex may exercise its option by written notice to NeXstar.

5.2  Medarex Request
     ---------------

     (a) Right to Request a Small Molecule Program - Subject to the provisions of subparagraph (b) below, Medarex shall have the right, beginning one year from the Effective Date and extending for a period of two years, to request that NeXstar undertake the Small Molecule Program. In this situation, upon the parties reaching agreement on the terms of participation in the Small Molecule Program under paragraph 5.3 below, NeXstar shall undertake the Small Molecule Program.

     (b) Provisio to Request - NeXstar's obligation to undertake a Small Molecule Program upon request by Medarex under subparagraph (a) is contingent upon NeXstar still owning and exploiting at least part of the Evolutionary Chemistry Technology at the time of the request from Medarex. If NeXstar does not own or is not exploiting at least part of the Evolutionary Chemistry Technology at the time of the request from Medarex, NeXstar shall have no obligation to undertake the Small Molecule Program.

     (c) Acknowledgment/Covenant - Medarex acknowledges that NeXstar shall have an absolute right to use, dispose of or otherwise deal with its Evolutionary Chemistry Technology as it sees fit, in its sole discretion. NeXstar covenants and agrees, however, that if NeXstar sells or otherwise disposes of its Evolutionary Chemistry Technology, NeXstar will not also grant a sublicense under the Regents License to Sublicensed Products that are small molecule therapeutics identified using the Evolutionary Chemistry Technology to the acquiring party without Medarex's prior written consent, such consent not to be unreasonably withheld or delayed.

5.3  Terms of Participation - If Medarex exercises its option under paragraph
     ----------------------
     5.1 or if Medarex requests that NeXstar undertake the Small Molecule Program under paragraph 5.2 (subject to the provisions of subparagraph 5.2(b)), the parties shall meet and use good faith efforts to mutually agree to the terms under which NeXstar and Medarex will participate in the Small Molecule Program, such terms to include, but not being limited to, research funding, an up-front sublicense fee, milestones, royalties, reporting, and record keeping provisions and due diligence development and commercialization provisions. If the parties can not agree within a six month period (commencing at the time of exercise by Medarex of its option under paragraph 5.1 or at the time Medarex requests NeXstar to undertake the Small Molecule Program under paragraph 5.2 (subject to the provisions of subparagraph 5.2 (b)), as the case may be) on reasonable terms under which NeXstar and Medarex will participate in the Small Molecule Program, the unresolved matters or matters in dispute shall be submitted to mediation pursuant to paragraph 13.1.

5.4  Failure to License - If:
     ------------------

     (a) No Program - Medarex does not exercise its option under paragraph 5.1 and Medarex does not request that NeXstar undertake the Small Molecule Program under paragraph 5.2; or

     (b) Failure to Reach Agreement on Terms - Medarex exercises its option under paragraph 5.1 or Medarex requests that NeXstar undertake the Small Molecule Program under paragraph 5.2, but the parties can not agree within the six month period on reasonable terms under which NeXstar and Medarex will participate in the Small Molecule Program (and mediation does not assist the parties to reach terms upon which they will work together);

     then, subject to the provisions of paragraph 5.5, NeXstar shall be free to negotiate with a third party to collaborate on the Small Molecule Program.

5.5  Second Right In Favor of Medarex - NeXstar agrees that it will not
     --------------------------------
     collaborate with a third party on the Small Molecule Program on terms substantially more favorable than the terms discussed with Medarex under paragraph 5.3 without giving Medarex an opportunity to participate in the Small Molecule Program on the more favorable terms. NeXstar shall give written notice of the more favorable terms for the Small Molecule Program to Medarex. Medarex shall have ten days from this written notice to exercise this second right (Medarex must give written notice to NeXstar within this ten day period in order to exercise this right). This second right shall only be a "yes/no" right, with no right to negotiate terms. If Medarex does agree to participate in the Small Molecule Program pursuant to the second right contained in this paragraph 5.5, then NeXstar and Medarex shall promptly enter into an agreement for the Small Molecule Program on the more favorable terms. If Medarex does not agree to participate in the Small Molecule Program pursuant to the second right contained in this paragraph 5.5, then NeXstar shall be free to collaborate, license or otherwise pursue and exploit the Small Molecule Program as NeXstar determines in its sole discretion, without further consultation with or obligation to Medarex.

5.6  Additional Right to Sublicense - Subject to the provisions of paragraphs
     ------------------------------
     5.7 and 5.8, if:

     (a) No Access to Evolutionary Chemistry Technology - NeXstar has sold or otherwise disposed of the Evolutionary Chemistry Technology, or is no longer exploiting at least part of the Evolutionary Chemistry Technology;

     (b) Medarex Has Small Molecule Opportunity - Medarex has an opportunity to pursue commercial development of a small molecule therapeutic to CTLA-4 using the Invention (as evidenced by agreed upon terms in writing); and

     (c) Medarex Given Notice - Medarex has given written notice to NeXstar of Medarex's small molecule opportunity and that Medarex wishes to obtain an additional sublicense under the Regents License for Sublicensed Products that are small molecule therapeutics;

     then the parties shall meet and use good faith efforts to negotiate the terms of an additional sublicense under the Regents License for Sublicensed Products that are small molecule therapeutics. If the parties (both acting reasonably) do not reach agreement on the terms of this additional sublicense within three months of the notice from Medarex under subparagraph (c), the parties may submit the unresolved matters or matters in dispute to mediation pursuant to paragraph 13.1. If the parties (both acting reasonably):

          (i) Do not reach agreement on the terms of this additional sublicense within three months of the notice from Medarex under subparagraph (c), or

          (ii) Do not reach agreement as set out in clause (i) and proceed to mediation, but still do not reach agreement on the terms of this additional sublicense, the parties shall have no further rights or obligations to each other under this paragraph 5.6.

5.7  First Exception to the Additional Right to Sublicense - The provisions of
     -----------------------------------------------------
     paragraph 5.6 are subject to the following provisions. If:

     (a) No Access to Evolutionary Chemistry Technology - NeXstar has sold or otherwise disposed of the Evolutionary Chemistry Technology, or is no longer exploiting at least part of the Evolutionary Chemistry Technology;

     (b) NeXstar Has Small Molecule Opportunity - NeXstar has an opportunity to grant a sublicense under the Regents License to a third party for Sublicensed Products that are small molecule therapeutics (as evidenced by agreed upon terms in writing); and

     (c) NeXstar Given Notice - NeXstar has given written notice to Medarex of NeXstar's small molecule therapeutic sublicense opportunity and that NeXstar wishes to grant this sublicense;

     then, unless within three months from the date of the written notice from NeXstar to Medarex as set out in subparagraph (c), Medarex gives written notice to NeXstar that:

          (i) Medarex has an opportunity to pursue commercial development of a small molecule therapeutic to CTLA-4 using the Invention (as evidenced by agreed upon terms in writing), and

          (ii) Medarex agrees to the same sublicense terms as NeXstar has negotiated with a third party (as evidenced by the agreed upon terms in writing as set out at subparagraph (b)),

     NeXstar shall be free to enter into the sublicense under the Regents License (as described in subparagraph (b) above) with the third party for Sublicensed Products that are small molecule therapeutics and Medarex shall have no further rights under paragraph 5.6. If Medarex gives written notice to NeXstar as set out in clauses (i) and (ii) above, NeXstar and Medarex shall enter into a sublicense under the Regents License for Sublicensed Products that are small molecule therapeutics. NeXstar covenants and agrees that it will not actively seek out sub-licensees under the Regents License for Sublicensed Products that are small molecule therapeutics.

5.8  Second Exception to the Additional Right to Sublicense - The provisions of
     ------------------------------------------------------
     paragraph 5.6 are subject to the following provisions. If:

     (a) No Access to Evolutionary Chemistry Technology - NeXstar has sold or otherwise disposed of the Evolutionary Chemistry Technology, or is no longer exploiting the Evolutionary Chemistry Technology; and

     (b) NeXstar Intends to Pursue its Own Small Molecule Program - NeXstar intends to pursue a small molecule program to CTLA-4 using the Invention itself;

     NeXstar shall give written notice of its intention to pursue its own small molecule program to CTLA-4 using the Invention and NeXstar shall thereafter be free to pursue its own small molecule program to CTLA-4 using the Invention and Medarex shall have no further rights under paragraph 5.6.

6.   REIMBURSEMENT OF PATENT COSTS
     -----------------------------

     (a)  Aptamer Option - If.-

          (i) Medarex does not exercise the Aptamer Option under paragraph 4. 1, or

          (ii) Medarex exercises the Aptamer Option under paragraph 4.1 but does not acquire a license to the CTLA-4 Aptamer, then NeXstar shall reimburse Medarex for [*****] of Regents Past Patent Costs, Regents Foreign Patent Costs and Related Patent Costs paid by Medarex up to such date. NeXstar shall pay this amount to Medarex within 30 days of the last to occur of:

          (A)  Expiry of the Aptamer Option, or

          (B)  Expiry of the Aptamer License Option.

     (b)  Small Molecule Program - If:

          (i) Within three and a half years from the Effective Date a Small Molecule Program is not undertaken by NeXstar (either on its own undertaking as set out in paragraph 5.1 or at Medarex's request as set out in paragraph 5.2), or

          (ii) A Small Molecule Program is undertaken by NeXstar and Medarex does not exercise its option under paragraph 5.1,

     then NeXstar shall reimburse Medarex for Regents Past Patent Costs, Regents Foreign Patent Costs and Related Patent Costs paid by Medarex up to such date in accordance with the following schedule:

     (A) If Medarex was reimbursed pursuant to subparagraph 6(a), NeXstar shall reimburse Medarex for [*****] of Regents Past Patent Costs, Regents Foreign Patent Costs and Related Patent Costs paid by Medarex to date (for a total reimbursement of [*****], or

     (B) If Medarex was not reimbursed pursuant to subparagraph 6(a), NeXstar shall reimburse Medarex for [*****] of Regents Past Patent Costs, Regents Foreign Patent Costs and Related Patent Costs paid by Medarex to date.

     Unless the parties have gone to mediation to attempt to resolve matters in dispute, NeXstar shall pay this amount to Medarex within 30 days of expiry of the six month period (to negotiate the terms of participation in the Small Molecule Program).

7.   REPORTS - During the Term, Medarex shall have the following reporting
     -------
     obligations to NeXstar with regard to the Antibody Sublicense under Section 3:


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (a) Regents Reports - Medarex shall provide to NeXstar all reports required under the Regents License as specified in writing by NeXstar.

     (b) Other Reports - Unless a substantially equivalent report is required under subparagraph 7(a), Medarex shall provide the following reports to NeXstar:

          (i)  Semiannual Progress Reports - Until the first commercial sale of
               ---------------------------
               any Sublicensed Product(s) under this Agreement, Medarex shall submit semiannual progress reports to NeXstar, such reports to set out Medarex's progress with development of any Sublicensed Product(s) in the past six months. These semiannual reports shall be delivered to NeXstar within 60 days of the end of each six-month period, the first six-month period commencing on the Effective Date.

          (ii) Royalty Reports - After the first commercial sale of any
               ---------------
               Sublicensed Product(s) under this Agreement, and for the remainder of the Term, Medarex shall submit quarterly payment reports to NeXstar (within 60 days of the end of the calendar quarter, at the same time as the royalty payment for the quarter). The reports shall include, but not be limited to:

          (A) An accounting of worldwide Net Sales on a country-by-country basis,

          (B) The sales price for all Sublicensed Product(s) sold in the currency of sale and in United States dollars (and the exchange rates used in determining the amount of United States dollars), and

          (C) An accounting of the calculation of Net Sales (in United States dollars) and the royalty amounts owing to NeXstar pursuant to subparagraph 3.3(d) (in United States dollars), including, if applicable, the exchange rates used in determining amounts owing in United States dollars.

8.   RECORD KEEPING
     --------------

8.1  Written Records - Medarex shall maintain such records as required under the
     ---------------
     Regents License as specified in writing by NeXstar. In the absence of such records requirements, Medarex shall keep written records with respect to its activities under this Agreement in accordance with generally accepted accounting practices, sufficient to ascertain and verify the accuracy and completeness of the accounting and the amounts owing pursuant to this Agreement. Medarex shall preserve these written records for a period of at least three years after their creation.

8.2  Audits - Medarex shall permit audits by Regents as required under the
     ------
     Regents License and as specified in writing by NeXstar. In addition, not more than once per year during the Term,

     Medarex shall permit independent auditors (chosen by NeXstar and reasonably acceptable to Medarex) to inspect, copy and abstract books, records and accounts and to talk to finance, sales and other relevant Medarex employees as may be reasonably necessary to determine the completeness and accuracy of the reports and payments made or required to be made under this Agreement. NeXstar shall give reasonable notice to Medarex of its request for an audit pursuant to this provision, and the audit shall be conducted during normal business hours. NeXstar shall be responsible for the cost of this audit except as set out below. If the audit indicates that Medarex underpaid NeXstar by [*****], Medarex will pay the cost of the audit. If the audit determines that additional payments were owed during a period, Medarex shall pay the additional amount to NeXstar within 45 days of the date of the delivery of the audit report. The parties acknowledge and agree that the confidentiality provisions of Section 10 of this Agreement shall apply to audits conducted pursuant to this provision and NeXstar shall ensure that its auditors (including all audit-personnel working on the audit) are bound by the confidentiality provisions of Section 10.

9.   TERM AND TERMINATION
     --------------------

9.1 Term - The term of this Agreement shall commence on the Effective Date. Unless earlier terminated as provided in this Section 9, this Agreement shall continue in full force and effect on a country-by-country and Sublicensed Product-by-Sublicensed Product basis until there are no remaining royalty payment obligations in a country. Once there are no remaining royalty payment obligations in a country, the Agreement shall expire in its entirety in such country on that day which is 61 days after the end of the quarter in which the royalty obligations expired.

9.2  Early Termination - This Agreement (including the Antibody Sublicense, the
     -----------------
     Aptamer Option and any other option, right of first refusal, sublicense or license granted under Sections 4 or 5) may be terminated prior to expiry of the Term in any of the circumstances set out in this paragraph 9.2.

     (a) Bankruptcy, Etc. - If either party becomes bankrupt or insolvent, petitions any judicial body under any bankruptcy or insolvency laws, or has any proceeding commenced against it for insolvency, bankruptcy or liquidation, the other party may terminate this Agreement by providing ten days written notice to the bankrupt or insolvent party.

     (b) Medarex Termination - Medarex shall have the same rights of termination under this Agreement as are granted to NeXstar under the Regents License.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (c) NeXstar Termination (Regents License) - If Regents terminates Regents License, then, unless the Regents License provides for the survival of sublicenses granted by NeXstar, NeXstar shall have the right to terminate this Agreement concurrently with the termination of the Regents License by Regents.

     (d) NeXstar Termination (Abandonment) - In addition to NeXstar's right of termination set out in subparagraph (c), NeXstar will have the right to terminate this Agreement if Medarex abandons its development and/or commercialization efforts with respect to the Sublicensed Products. For the purposes of this provision, Medarex will be considered to have abandoned its development and/or commercialization efforts if it has not carried out any development or commercialization activities on the Sublicensed Products for 12 consecutive months. If NeXstar wishes to terminate this Agreement pursuant to this provision, NeXstar shall give 45 days notice in writing to Medarex of NeXstar's intention to terminate. Medarex shall have the opportunity to cure the breach within the 45 day period to avoid termination of this Agreement.

     (e)  NeXstar Termination (Default) - Subject to subparagraphs (a), (c) and
          (d) above, NeXstar will have the right to terminate this Agreement only in the event of material breach by Medarex of any of its material obligations under this Agreement by providing 45 days notice in writing to Medarex. Medarex shall have the opportunity to cure the breach within the 45 day period to avoid termination of this Agreement.

9.3  Effect of Early Termination - In any of the situations set out in paragraph
     ---------------------------
     9.2, this Agreement shall end as of the effective date of the termination and, except as set out below, Medarex shall have no further right to develop, make, have made, use, sell, have sold, offer for sale, import or otherwise dispose of any Sublicensed Product. Notwithstanding early termination of this Agreement, Medarex, its Affiliates and its Sub-licensees shall be permitted for a [*****] following the effective date of the termination to sell off their existing inventory of Sublicensed Products produced pursuant to this Agreement. Early termination of this Agreement pursuant to paragraph 9.2 shall not affect any rights or obligations accrued prior to the effective date of the termination, including, without limitation:

     (a) Sublicenses - The sublicense provisions of paragraph 3.2 shall survive for the term of the sublicenses then in effect;

     (b) Termination - The termination provisions of paragraphs 9.3 and 9.4 shall survive for a period of five years after the effective date of the termination;


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (c) Confidentiality and Publication - The confidentiality and publication provisions of Section 10 shall survive for a period of five years after the effective date of the termination;

     (d) Liability/Indemnification - The liability and indemnity provisions of paragraphs 12.4, 12.5, 12.6 and 12.7 shall survive for a period of five years after the effective date of the termination;

     (e) Dispute Resolution - The dispute resolution provisions of Section 13 shall survive for a period of five years after the effective date of the termination; and

     (f) Miscellaneous - The miscellaneous provisions of Section 14 shall survive for a period of five years after the effective date of the termination.

9.4  Expiry of the Term - The following, provisions will survive termination of
     ------------------
     this Agreement at expiry of the Term:

     (a) Termination - The termination provisions of paragraphs 9.3 and 9.4 shall survive for a period of five years from the time of expiry of the Term;

     (b) Confidentiality and Publication - The confidentiality and publication provisions of Section 10 shall survive for a period of five years from the time of expiry of the Term;

     (c) Liability/Indemnification - The liability and indemnity provisions of paragraphs 12.4, 12.5, 12.6 and 12.7 shall survive for a period of five years from the time of expiry of the Term;

     (d) Dispute Resolution - The dispute resolution provisions of Section 13 shall survive for a period of five years from the time of expiry of the Term; and

     (e) Miscellaneous - The miscellaneous provisions of Section 14 shall survive for a period of five years from the time of expiry of the Term.

9.5  March In - NeXstar shall use reasonable commercial efforts to meet its
     --------
     obligations under the Regents License. In any event, NeXstar shall not terminate or enter into any modification of the Regents License if such modification or termination would affect the rights of Medarex under this Agreement, without the prior written consent of Medarex, such consent not to be unreasonably withheld or delayed. NeXstar shall notify Medarex within ten business days if NeXstar receives any notice from Regents that:

     (a) Default - Regents believes that NeXstar is in default or breach of the Regents License; or

     (b) Modification - Regents intends to modify NeXstar's rights under the Regents License (e.g., by converting NeXstar's exclusive rights under the Regents License to non-exclusive rights).

     In the event NeXstar fails to meet any obligation under the Regents License causing Regents to threaten termination of the Regents License, NeXstar shall use reasonable efforts to cure its breach, or in the alternative, to assign its rights under the Regents License to Medarex.

10.  CONFIDENTIALITY AND PUBLICATION
     -------------------------------

10.1 Compliance - Medarex shall adhere to the confidentiality and publication
     ----------
     provisions of the Regents License as specified in writing by NeXstar. Medarex further agrees to the terms regarding confidentiality and publication set forth in paragraphs 10.2 - 10.7 below, except to the extent such terms are less restrictive than those of the Regents License.

10.2 Exclusions -The confidentiality obligations of this Section 10 shall not
     ----------
     extend to information which:

     (a) Public Domain - Is now or later made known to the public through no default by the Recipient of its obligations under this Agreement;

     (b) Prior Knowledge - The Recipient can show (by written records) was in its possession prior to disclosure by the Disclosing Party;

     (c) Received from a Third Party - Is received by the Recipient from a third party not under an obligation of secrecy to the Disclosing Party; or

     (d) Independent Development - Was independently developed by the Recipient without reference to the Confidential Information of the other as demonstrated by documented evidence prepared contemporaneously with the independent development.

10.3 Obligation of Confidentiality - The NeXstar Confidential Information is
     -----------------------------
     considered by NeXstar and the Medarex Confidential Information is considered by Medarex to be proprietary and confidential. Each of NeXstar and Medarex agrees to hold in confidence and not disclose to any third parties any of the other's Confidential Information without the prior written consent of the other. Each of NeXstar and Medarex agrees to use the same degree of care (and in any event not less than reasonable care) to safeguard the confidentiality of the other's Confidential Information that it uses to protect its own Confidential Information. Each of NeXstar and Medarex agrees to limit access to the other's Confidential Information to its employees and outside professional advisors who have a need to know and who are bound by confidentiality obligations, and to advise such persons of the Recipient's obligations under this Section.

10.4 Use of Confidential Information - Each of NeXstar and Medarex agrees only
     -------------------------------
     to use the other's Confidential Information for the purposes of this Agreement.

10.5 Publication - Any proposed Publication shall be provided by the Recipient
     -----------
     to the Disclosing Party 30 days prior to submission for Publication. The Disclosing Party shall review the proposed Publication and shall inform the Recipient (within this 30-day period of time) as to whether or not it consents to the proposed Publication. Contributions by the Disclosing Party shall be acknowledged in any Publication. In the event that the Disclosing Party determines that the proposed Publication contains patentable subject matter which the Disclosing Party wishes to protect, the Disclosing Party may request that the recipient delay publication for an additional 30 days for the purpose of allowing the Disclosing Party to pursue patent protection. In any event, Publication shall only occur with the consent of the Disclosing Party, which consent will not be unreasonably withheld.

10.6 Permitted Disclosures - Nothing in this Section 10 is intended to prohibit
     ---------------------
     either party from:

     (a) Regulatory - Disclosing information to a government regulatory agency as required for securing applicable regulatory approvals;

     (b) Clinical Trials - Disclosing relevant information to investigators or other third parties as required for the conduct of clinical trials;

     (c) Sublicenses - Disclosing information to a Sub-licensee, provided the Sub-licensee is bound by confidentiality provisions substantially similar to the confidentiality provisions contained in this Agreement; or

     (d) Required by Law - Disclosing factual information or data relating to this Agreement which is required by law to be disclosed. Without limiting the generality of the foregoing, it is acknowledged and agreed by the parties that NeXstar may be required to file this Agreement with the U.S. Securities and Exchange Commission in connection with its reporting obligations. If requested in writing by Medarex, NeXstar shall seek confidential treatment for provisions of this Agreement as requested in writing by Medarex.

10.7 Press Releases - Nothing in this Section 10 (including, without limitation,
     --------------
     the 30 day Publication approval provision) is intended to prohibit either party from releasing press releases with respect to this Agreement. However, the parties agree to the following provisions with respect to the release of press releases in connection with this Agreement:

     (a) First Press Release - The parties agree to the release of a press release immediately after the signing of the Regents License, such press release to be either joint or separate, but in any event to be approved by both parties prior to release (such approval not to be unreasonably withheld or delayed).

     (b) Additional Press Releases - Either party may mention the fact of this Agreement and previously disclosed details of this Agreement in further press releases without the prior written approval of the other.

11.  PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT
     -----------------------------------------------

11.1 Prosecution and Maintenance
     ---------------------------

     (a) Regents' Responsibility - Regents shall be responsible for the prosecution and maintenance of the Licensed Patent Rights using counsel of Regents' choice (reasonably acceptable to Medarex, provided this right of input is included in the Regents License or is otherwise authorized by Regents). Regents shall provide NeXstar and NeXstar shall provide Medarex with copies of all relevant documentation so that Medarex may be informed and apprised of the continuing prosecution, and Medarex may provide to NeXstar substantive comment and input thereon (if permitted by the Regents License, Regents shall provide this documentation directly to Medarex). At Medarex's request, NeXstar will forward Medarex's comments and input on to Regents. Medarex shall treat this documentation as NeXstar Confidential Information under this Agreement.

     (b) Reasonable Efforts - NeXstar shall use all reasonable efforts to compel Regents to amend any patent application to include claims reasonably requested by Medarex to protect the products and/or processes contemplated to be sold under this Agreement if such claims would constitute Licensed Patent Rights. In the event that NeXstar is unable to compel Regents to amend a patent application to Medarex's reasonable satisfaction, provided a right of direct input from Medarex is permitted by the Regents License, Medarex shall have the right to provide substantive comment and input directly to Regents.

     (c) Foreign Patent Protection - Regents is responsible for foreign patent protection of the Licensed Patent Rights and Regents shall obtain patent protection on any invention sublicensed under this Agreement in foreign countries if available and if NeXstar so desires. NeXstar shall advise Medarex of all notices from Regents of requirements to nationalize PCT applications. At Medarex's written request, NeXstar shall promptly notify Regents of Medarex's decision to obtain foreign patents, this notice specifying the countries desired. The absence of such a notice from Medarex to NeXstar shall be considered an election not to secure foreign rights in the countries not included in the required notice.

     (d) Costs of Foreign Patent Protection - The preparation, filing, prosecuting and maintenance of all foreign patent applications filed at Medarex's request, as well as the maintenance of all resulting foreign patents, shall be at the sole expense of Medarex and shall constitute Related Patent Costs. Such patents shall be held in the name of Regents and shall be obtained using counsel of Regents' choice (reasonably acceptable to Medarex, provided this right of input is included in the Regents License or is otherwise authorized by Regents).

     (e) Other Countries - NeXstar shall have the right to request that Regents file, at NeXstar's expense, or Regents may file patent applications at its own expense, in any country in which Medarex has not elected to secure patent rights, and such applications and resultant patents shall not be subject to this Agreement.

     (f) Reimbursement Obligations - Medarex's obligation to reimburse NeXstar for costs specified in this paragraph 11.1 shall continue for so long as this Agreement remains in effect; provided, however, that Medarex may elect to terminate its obligations with respect to any given patent application or patent in any country upon four months written notice to NeXstar. NeXstar shall have 30 days from receipt of this patent termination notice to notify Medarex in writing that NeXstar is assuming such obligations or notify Regents in writing of Medarex's election. In either event, Medarex's obligation to make such payments shall cease and its license with regard to such patent application or patent in that country shall terminate at expiry of the four month notice period. NeXstar and/or Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense. Medarex shall have no further right or licenses under any patents or applications for which Medarex provides patent termination notice and for which NeXstar or Regents assume responsibility for costs.

     (g) Periodic Statements - NeXstar shall provide Medarex with periodic statements from Regents showing the amounts of Related Patent Costs to be reimbursed to Regents under this paragraph 11.1. Medarex shall tender payment to NeXstar within 20 days of the date of such statements.

     (h) Cooperation - In addition to all of the specific provisions set out in this paragraph 11. 1, the parties agree that they will work together and cooperate with respect to prosecution and maintenance of the Licensed Patent Rights to ensure reasonable input of Medarex is included in the prosecution and maintenance of the Licensed Patent Rights.

11.2 Infringement
     ------------

     (a) Notice - Each of NeXstar and Medarex agrees that during the Term it will promptly give the other an Infringement Notice if it becomes aware of any Infringement.

     [*****]

12.  REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION
     -----------------------------------------------

12.1 NeXstar's Representations - NeXstar represents and warrants to Medarex as
     -------------------------
     follows:

     (a) Incorporation and Organization - NeXstar is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Corporate Power - NeXstar has all requisite corporate power and capacity to own its property and assets and to carry on its business as now being conducted by it and as presently contemplated to be conducted by it.

     (c) Authority - NeXstar has due and sufficient right and authority and has taken all action required to enter into this Agreement on the terms and conditions set forth in this Agreement and to carry out the terms of this Agreement, including the granting of the Antibody Sublicense in Section 3, the granting of the Aptamer Option and Aptamer License Option in Section 4 and the granting of the option to participate in the Small Molecule Program in Section 5.

     (d) Valid Obligation - This Agreement constitutes a valid obligation of NeXstar, legally binding on it and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect affecting creditors' rights generally.

     (e) No Conflicting Agreements - NeXstar is not under any obligation (contractual or otherwise) to any third party that conflicts with or is inconsistent with the provisions of this Agreement or impedes NeXstar's ability to carry out its obligations under this Agreement.

     (f) No Blocking Patents/Rights - NeXstar will not enforce or assist any third party in enforcing against Medarex or its Affiliates or any Sub-licensee or any purchaser of Sublicensed Products any patent or other rights owned or controlled by NeXstar which are necessary or useful for the practice of the Licensed Patent Rights.

     (g) Related Patents/Rights - In the event that any patent or other rights of NeXstar arise which are dominant or subordinate to any patent within the Licensed Patent Rights,

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          NeXstar shall grant Medarex an option to obtain a nonexclusive license to such related patent or other intellectual property rights and the parties shall immediately meet and use good faith efforts to mutually agree to the terms of the Medarex license to the related patent or other rights.

12.2 No Representation - NeXstar makes no representation or warranty whatsoever
     -----------------
     that:

     (a) Validity - Any patents or patent applications licensed or sublicensed under this Agreement are valid; or

     (b) Infringement - The exercise of the rights or sublicense granted to Medarex under this Agreement will not infringe any patents of third parties.

12.3 Medarex's Representations - Medarex represents and warrants to NeXstar as
     -------------------------
     follows:

     (a) Incorporation and Organization - Medarex is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of New Jersey.

     (b) Corporate Power - Medarex has all requisite corporate power and capacity to own its property and assets and to carry on its business as now being conducted by it and as presently contemplated to be conducted by it.

     (c) Authority - Medarex has due and sufficient right and authority and has taken all action required to enter into this Agreement on the terms and conditions set forth in this Agreement and to carry out the terms of this Agreement.

     (d) Valid Obligations - This Agreement constitutes a valid obligation of Medarex, legally binding on it and enforceable in accordance with its term, subject to applicable bankruptcy, insolvency, moratorium, reorganization or laws from time to time in effect affecting creditors' rights generally.

     (e) No Conflicting Agreements - Medarex is not under any obligation (contractual or otherwise) to any third party that conflicts with or is inconsistent with the provisions of this Agreement or impedes Medarex's ability to carry out its obligations under this Agreement.

     (f) Compliance with Laws - The development, making, sale, use or import of any products licensed under this Agreement, including, without limitation, Sublicensed Products, by Medarex under this Agreement shall be in compliance with all laws, regulations and necessary governmental permits and approvals of the applicable jurisdiction.

12.4 No Liability for NeXstar - Subject to the provisions of paragraph 12.5, Medarex acknowledges and agrees that NeXstar will not be liable to Medarex, successors or assigns of Medarex, or to any third party with respect to:

     (a) Sublicensed Products - Any claim arising from the development, making, sale, use or import of Sublicensed Products; or

     (b) Other Damages - Any claim for loss of profits, loss or interruption of business, or for indirect, special or consequential damages of any kind.

12.5 NeXstar Indemnification - NeXstar will be liable for the performance of its
     -----------------------
     obligations under this Agreement and for the veracity of its representations and warranties contained in this Agreement. If the representations and warranties made by NeXstar are not true and accurate, NeXstar shall indemnify and hold harmless Medarex and its officers, directors, employees and agents against any liability, claim, loss, cost or expense (including direct, consequential and punitive damages and reasonable attorney's fees) incurred as a result.

12.6 No Liability for Medarex - Subject to the provisions of paragraph 12.7,
     ------------------------
     NeXstar acknowledges and agrees that Medarex will not be liable to NeXstar or successors or assigns of NeXstar with respect to any claim by NeXstar for loss of profits, loss or interruption of business, or for indirect, special or consequential damages of any kind.

12.7 Medarex Indemnification - Medarex agrees to defend, protect, indemnify and
     -----------------------
     hold harmless NeXstar and its officers, directors, employees and agents against any liability, claim, loss, cost or expense (including direct, consequential and punitive damages and reasonable attorney's fees) arising:

     (a) Third Party Claims - From any third party claim arising out of the development, making, sale, use or import of Sublicensed Products, by or on behalf of Medarex; and

     (b) Breach of Representations - If any of the representations and warranties made by Medarex under this Agreement are not true and accurate.

     Medarex further agrees to reimburse NeXstar for any costs NeXstar incurs for any indemnification obligation to Regents under the Regents License. The indemnity set out in this paragraph shall not apply to any liability, claim, loss, cost or expense that arises out of the gross negligence or willful misconduct of NeXstar or to any liability, claim, loss, cost or expense that arises out of a material breach by NeXstar of its representations and warranties contained in this Agreement or the Regents License.

12.8 Insurance - To the extent required by the Regents License, Medarex, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance.

13.  DISPUTE RESOLUTION
     ------------------

13.1 Mediation - Before commencing any arbitration with respect to any dispute
     ---------
     arising out of or relating to this Agreement, or any alleged breach of this Agreement (such arbitration to be conducted pursuant to paragraph 13.2), the parties agree to seek mediation with respect to any unresolved matter or matter in dispute arising out of or relating to this Agreement, or any alleged breach of this Agreement, such mediation to by conducted pursuant to the Mediation Rules of the American Arbitration Association.

13.2 Arbitration - Any dispute arising out of or relating to this Agreement, or
     -----------
     any alleged breach of this Agreement, shall be settled by binding arbitration in accordance with the then-current Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with the Arbitration Rules, except as modified by this Section 13. The arbitrator shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the parties must expend on discovery; provided, the arbitrator shall permit such discovery as he/she deems necessary to achieve an equitable resolution of the dispute. The arbitration proceeding shall be conducted in the English language in San Francisco, California, unless the parties agree to conduct the arbitration in another location.

13.3 Arbitration Decision - The arbitration decision shall be binding and not
     --------------------
     appealable to any court in any jurisdiction. The prevailing party may enter the arbitration decision in any court having competent jurisdiction.

14.  MISCELLANEOUS

14.1 Regents- License
     ----------------

     (a) NeXstar to Remain Liable - Certain of the rights sublicensed by NeXstar to Medarex under this Agreement are subject to the provisions of the Regents License. As required by the Regents License, NeXstar hereby acknowledges to Medarex that it remains responsible for its obligations under the Regents License, including, without limitation, obligations relating to payment of ongoing Related Patent Costs, handling of Regents' confidential information, payment of royalties, reporting, warranties and indemnity. To the extent not expressly addressed in this Agreement, Medarex agrees to use reasonable efforts to assist NeXstar in meeting those obligations.

     (b) Necessary Amendments - Subject to Medarex's right not to approve the form of the Regents License (Section 2), the parties agree that if any provision of the Regents

          License is substantially inconsistent with the provisions of this Agreement, the parties will meet and negotiate and make such reasonable amendments to this Agreement as both parties agree are necessary to make this Agreement consistent with the provisions of the Regents License.

     (c) Government Rights - If the Regents License is subject to all of the terms and conditions of Public Law 96-517, as amended, the parties agree that this Agreement will similarly be subject to all of the terms and conditions of Public Law 96-517, as amended, and the parties agree to take all action necessary on their part as licensee or sub-licensee, as the case may be, under the Regents License to enable Regents to satisfy Regents' obligations under the Regents License relating to the Invention.

14.2 Currency - The parties agree that, unless otherwise indicated, all dollar
     --------
     amounts referred to in this Agreement are in United States funds.

14.3 Further Assurances - The parties agree to execute such further documents
     ------------------
     and do such further acts as may be necessary to implement and carry out the intent of this Agreement.

14.4 Inurement - The parties agree that in all situations, including, without
     ---------
     limitation, in the case of a takeover or merger of either party, this Agreement shall inure to the benefit of and be binding upon each of them, their successors and permitted assigns and all of their employees and agents.

14.5 Assignment
     ----------

     (a) Acquisition of NeXstar by Gilead - Medarex agrees that this Agreement and the rights, duties and obligations of NeXstar under this Agreement will become an obligation of and agreement with Gilead Sciences, Inc. upon completion of the merger of NeXstar and Gilead Sciences, Inc. and that the transfer/assumption of this Agreement as a result of the NeXstar/Gilead Sciences, Inc. merger does not require the consent of Medarex.

     (b) Research Technologies Acquiring Entity - Medarex agrees that NeXstar may assign this Agreement and the rights, duties and obligations of NeXstar under this Agreement without Medarex's consent to any Affiliate, or to any entity that acquires all or substantially all of the business or assets of NeXstar to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise.

     (c) Medarex Acquiring Entity - NeXstar agrees that Medarex may assign this Agreement and the rights, duties and obligations of Medarex under this Agreement without NeXstar's consent to any Affiliate, or to any entity that acquires all or substantially all of the business or assets of Medarex to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise.

      (d) General - Except the sublicensing provisions of paragraph 3.2 and except as set out at paragraph 14.4 and subparagraphs 14.5(a), (b) and (c), the parties agree that this Agreement and the rights, duties and obligations of the parties under this Agreement shall not be assigned by either of them without the prior written consent of the other, and any attempt to assign the rights, duties or obligations without this consent will be of no effect.

14.6  Notice - The parties agree that any notice required to be given under this
      ------
      Agreement shall be in writing and shall be delivered personally or by facsimile transmission to the addresses set forth on page 1 of this Agreement to the attention of the following persons:

      (a) If to NeXstar - Attn.: Dr. Larry Gold, Chief Scientific Officer, Fax No. (303) 546-7603, with a copy to Associate General Counsel, Fax No. 303-546-7856; and

      (b) If to Medarex - Attn.: Michael Appelbaum, VP and CFO, Fax No. (908) 713-6002, with a copy to Corporate Counsel, Fax No. (908) 713-6002;

      (C) or to such other addresses and persons as may from time to time be identified in writing by the parties in accordance with this paragraph 14.6. Any notice delivered personally shall be deemed to have been given and received at the time of delivery. Any notice delivered by facsimile transmission shall be deemed to have been given and received on the next business day following the date of transmission.

14.7  Severance - The parties agree that if a provision of this Agreement is
      ---------
      wholly or partially invalid, the Agreement shall be interpreted as if the invalid provision had not been a part.

14.8  Governing Law - The parties agree that this Agreement shall be governed by
      -------------
      and construed in accordance with the laws of the State of California.

14.9  Recitals/Schedules - The parties agree that the recitals and schedules to
      ------------------
      this Agreement and all other instruments supplementary to this Agreement are incorporated into this Agreement and form an integral part of this Agreement.

14.10 Entire Agreement - The parties agree that the provisions contained in this
      ----------------
      Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all previous communications, representations and agreements (whether verbal or written) between the parties with respect to the subject matter hereof, including, without limitation:

      (a) CDA - The Confidential Information Agreement between the parties dated February, 1998, as amended October 22, 1998;

      (b) MTA - The Material Transfer Agreement between the parties dated September, 1998; and

      (c) Letter - The letter dated December 17, 1998, from Celia Courchene of NeXstar to Michael Appelbaum of Medarex.

      To the extent there is any conflict between the provisions of this Agreement and any other document, the provisions of this Agreement shall govern the interpretation of this Agreement.

14.11 Captions - The parties agree that the captions appearing in this Agreement
      --------
      have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope or meaning, of this Agreement or any provision.

14.12 Amendment - Any amendment to this Agreement shall only be effective if the
      ---------
      amendment is in writing and is signed by NeXstar and by Medarex.

14.13 Counterparts - This Agreement may be executed in facsimile counterparts,
      ------------
      each of which shall be deemed to be an original and both of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first written above.

NEXSTAR PHAMACEUTICALS, INC.                   MEDAREX, INC.


By: /s/ Larry Gold                             By: /s/ Michael Appelbaum
   ---------------------------------------        ----------------------------
Title: Chairman & Chief Scientific Officer     Title: Executive V.P
       -----------------------------------           -------------------------

                               LIST OF EXHIBITS
                               ----------------


Exhibit A - Commercialization Plan

Exhibit B - Evolutionary Chemistry Patents and Patent Applications

                                   EXHIBIT A
                                   ---------

                            COMMERCIALIZATION PLAN

                                (See Attached)

                                    [*****]



*****REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B
                                   ---------

            EVOLUTIONARY CHEMISTRY PATENTS AND PATENT APPLICATIONS

Docket No.     Title
               U.S. Serial No.          U.S. Filing Date         U.S. Patent No.      Issue Date
NEX22          Parallel SELEX
=====
               08/309,245                    09/20/94               5,723,289          03/03/98

NEX22/D1       Parallel SELEX
========
               08/463,101                    06/05/95               5,789,160          08/04/98

[*****]

NEX22/D3       Parallel SELEX
========
               08/462,389                    06/05/95               5,723,592          03/03/98

[*****]

NEX22/CIP      Parallel SELEX
=========
               08/618,700                    03/20/96               5,858,660          01/12/99

[*****]

NEX52          Method for the Cyclotrimerization of Alkynes in Aqueous Solutions
=====
               08/619,228                    03/20/96               5,659,069          08/19/97

NEX52/D1       Method for the Cyclotrimerization of Alkynes in Aqueous Solutions
========
               08/816,588                    03/13/97               5,760,266          06/02/98

NEX52/D2       Method for the Cyclotrimerization of Alkynes in Aqueous Solutions
========
               08/816,709                    03/13/97

NEX08          Method for Palladium Catalyzed Carbon-Carbon Coupling and Products
=====
               08/076,735                    06/14/93               5,428,149          06/27/95


*****REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            EVOLUTIONARY CHEMISTRY PATENTS AND PATENT APPLICATIONS

Docket No.     Title
               U.S. Serial No.          U.S. Filing Date         U.S. Patent No.      Issue Date

NEX08/D1       Method for Palladium Catalyzed Carbon-Carbon Coupling and Products
=========
               08/407,893                  03/21/95                5,633,361            05/27/97

NEX08/D2       5-Modified Pyrimidines From Palladium Catalyzed Carbon-Carbon Coupling
========
               08/423,395                  04/19/95                5,591,843            01/07/97

NEX24          Purine Nucleoside Modifications by Palladium Catalyzed Methods
=====
               08/347,600                  12/01/94                5,580,972            12/03/96

NEX24/C        Purine Nucleoside Modifications by Palladium Catalyzed Methods and
=======
               Oligonucleotides Containing Same as amended
               08/441,881                  05/16/95                5,783,679            07/21/98

NEX35-1        Palladium Catalyzed Nucleoside Modifications Methods Using Nucleophiles
=======
               and Carbon Monoxide
               08/458,421                  06/02/95                5,719,273            02/17/98

[*****]


*****REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.